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SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
LANDEC CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transactions applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials:
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement no.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 28, 2002

TO THE SHAREHOLDERS OF LANDEC CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Landec Corporation (the "Company") will be held on Thursday, March 28, 2002, at 4:30 p.m., local time, at the Sheraton Hotel, 625 El Camino Real, Palo Alto, CA 94301 for the following purposes:

  1.
  To elect three directors to serve for a term expiring at the Annual Meeting of Shareholders held in the second year following the year of their election and until their successors are duly elected and qualified;

  2.
  To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 27, 2002; and

  3.
  To transact such other business as may properly come before the meeting or any postponement or adjournment(s) thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only shareholders of record at the close of business on January 31, 2002, are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

        All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      GEOFFREY P. LEONARD
                       Secretary

Menlo Park, California
February 25, 2002

                IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 28, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of the Board of Directors of Landec Corporation ("Landec" or the "Company"), a California corporation, for use at the Annual Meeting of Shareholders to be held on Thursday, March 28, 2002, at 4:30 p.m., local time, or at any postponement or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Sheraton Hotel, 625 El Camino Real, Palo Alto, CA 94301. The telephone number at that location is (650) 328-2800.

        The Company's principal executive offices are located at 3603 Haven Avenue, Menlo Park, California 94025. The Company's telephone number at that location is (650) 306-1650.

Solicitation

        These proxy solicitation materials were mailed on or about February 25, 2002, to all shareholders entitled to vote at the meeting. The costs of soliciting these proxies will be borne by the Company. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and the reimbursement of brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

        The Company will provide a copy of the Company's Annual Report on Form 10-K for the year ended October 28, 2001, including financial statements and financial statement schedules (but not exhibits), without charge to each shareholder upon written request to Gregory S. Skinner, Chief Financial Officer, Landec Corporation, 3603 Haven Avenue, Menlo Park, CA 94025 (telephone number: (650) 306-1650). Exhibits to the Annual Report may be obtained upon written request to Mr. Skinner and payment of the Company's reasonable expenses in furnishing such exhibits.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Gregory S. Skinner, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting of shareholders and voting in person.

Voting

        Holders of Common Stock are entitled to one vote per share and holders of Series A or Series B Preferred Stock, each share of which is convertible into ten (10) shares of Common Stock, are entitled to one vote for each share of Common Stock into which such Preferred Stock could be converted.

        Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. A majority of the shares entitled to vote, represented either in person or by proxy, will constitute a quorum for transaction of business. Except with respect to the election of directors, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present is required for approval of proposals presented to shareholders. In addition, the shares voting affirmatively must also constitute at least a majority of the required quorum. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in determining the approval of any matter submitted to shareholders for a vote. Accordingly, abstentions will have the same effect as a vote against a proposal. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR election of the director nominees proposed by the Board of Directors, FOR ratification of the Company's appointment of Ernst & Young LLP as independent auditors for the Company, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be counted for purposes of determining the presence of a quorum, but will not be considered as voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

Record Date and Share Ownership

        Only shareholders of record at the close of business on January 31, 2002, are entitled to notice of and to vote at the meeting. As of the record date, 16,592,056 shares of the Company's Common Stock, par value $0.001 per share, were issued and outstanding and 166,667 shares of the Company's Series A Preferred Stock and 145,714 shares of the Company's Series B Preferred Stock, par value $0.001 per share, each share of which is convertible into ten shares of Common Stock, were issued and outstanding.

Deadline for Receipt of Shareholder Proposals for the Company's Annual Meeting of Shareholders in 2003

        Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2003 Annual Meeting of Shareholders must be received by the Chief Financial Officer of the Company no later than October 28, 2002, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

        Also, if a shareholder does not notify the Company on or before January 10, 2003, of a proposal for the 2003 Annual Meeting of Shareholders, management intends to use its discretionary voting authority to vote on such proposal, even if the matter is not discussed in the proxy statement for the 2003 Annual Meeting of Shareholders.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

        The Company's bylaws currently provide for not less than four or more than seven directors, and the Company's Articles of Incorporation provide for the classification of the Board of Directors into two classes serving staggered terms. The Company's Board of Directors currently consists of seven persons, including four Class I directors and three Class II directors. Each Class I and Class II director is elected for a two year term, with Class I directors elected in odd-numbers years (e.g., 2001) and the Class II directors elected in even numbered years (e.g., 2002). Accordingly, at the Annual Meeting, three Class II directors will be elected.

        The Board of Directors has nominated the three persons named below to serve as Class II directors until the next even-numbered year Annual Meeting during which their successors will be elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Assuming a quorum is present, the three nominees for director receiving the greatest number of votes cast at the Annual Meeting will be elected.

Nominees For Class II Directors

        The names of the nominees for the Company's Class II directors and certain other information about them as of January 4, 2002, are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
Gary T. Steele	53	President, Chief Executive Officer and Chairman of the Board of Directors of the Company	1991
Kirby L. Cramer	65	Chairman Emeritus of Hazleton Laboratories Corporation	1994
Richard Dulude	68	Private Investor and Retired Vice Chairman, Corning, Inc.	1996

        Except as set forth below, each of the nominees has been engaged in the principal occupation set forth next to his name above during the past five years. There is no family relationship between any director or executive officer of the Company.

        Gary T. Steele has served as President, Chief Executive Officer and a director since September 1991 and as Chairman of the Board of Directors since January 1996. Mr. Steele has over 20 years of experience in the biotechnology, instrumentation and material science fields. From 1985 to 1991, Mr. Steele was President and Chief Executive Officer of Molecular Devices Corporation, a bioanalytical instrumentation company. From 1981 to 1985, Mr. Steele was Vice President, Product Development and Business Development at Genentech, Inc., a biomedical company focusing on pharmaceutical drug development. Mr. Steele has also worked with McKinsey and Co. and Shell Oil Company. Mr. Steele received a B.S. from Georgia Institute of Technology and an M.B.A. from Stanford University.

        Kirby L. Cramer has served as a director since December 1994. Since April 1987, Mr. Cramer has been Chairman Emeritus of Hazleton Laboratories Corporation, the world's largest preclinical pharmaceutical testing laboratory. Hazleton Laboratories Corporation was acquired by Corning, Inc. in 1987 and is now known as Covance, Inc. He also serves as a director of Immunex Corporation, Huntingdon Life Sciences, Sonosite, Inc., Array BioPharma, D.J. Orthopedics and several private companies. Mr. Cramer received a B.A. from Northwestern University, M.B.A. from the University of Washington and completed the Advanced Management Program at Harvard Business School and is a Chartered Financial Analyst (CFA).

        Richard Dulude has served as a director since May 1996. Mr. Dulude retired as Vice Chairman of Corning Inc. in 1993 after a 36 year career in which he held various general management positions in Corning's telecommunications, materials, consumer and international businesses, including positions as Chairman and Chief Executive Officer of SIECOR Corporation and Chairman and Chief Executive Officer of Corning-Vitro Corporation. Mr. Dulude is currently a director of AMBAC, Inc. and several private companies. Mr. Dulude received a B.S. in Mechanical Engineering from Syracuse University.

Class I Directors

        Directors continuing in office until the 2003 annual meeting of shareholders:

Name	Age	Principal Occupation	Director Since
Frederick Frank	69	Vice Chairman and Director of Lehman Brothers	1999
Stephen E. Halprin	63	General Partner of OSCCO Ventures	1988
Richard S. Schneider, Ph.D.	61	Retired General Partner, Domain Associates	1991
Kenneth E. Jones	55	Chairman and Chief Executive Officer of Globe Wireless	2001

        Except as set forth below, each of the Class I directors has been engaged in the principal occupation set forth next to his name above during the past five years.

        Frederick Frank has served as a director since December 1999. Mr. Frank has been with Lehman Brothers for 32 years and was named to his current position of Vice Chairman in 1996. Before that, Mr. Frank was associated with Smith Barney where he was Vice President, Co-Director of Research, and a Director. During his 43 years on Wall Street, Mr. Frank has been involved in numerous financings and merger and acquisition transactions. He serves on the board of directors of several companies, including Pharmaceutical Product Development, Inc., Diagnostic Products Corp., Digital Arts and Sciences, eSoft Inc., Business Engine and Physiome Sciences, Inc. He is a graduate of Yale University, received an M.B.A. from Stanford University and holds a C.F.A. designation.

        Stephen E. Halprin has served as a director since April 1988. Since 1971, Mr. Halprin has been a general partner of OSCCO Ventures. Mr. Halprin has been an active member of the venture community since 1968 and serves on the Board of Directors of a number of privately-held technology companies. Mr. Halprin received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from Stanford University.

        Richard S. Schneider, Ph.D. has served as a director since September 1991. From October 1990 until his retirement in 1999, Dr. Schneider was a general partner of Domain Associates and Domain Partners II, L.P. Dr. Schneider has over 25 years of product development experience in the fields of medical devices and biotechnology. Prior to his pursuing a career in venture capital, Dr. Schneider was Vice President of Product Development at Syva/Syntex Corporation and President of Biomedical Consulting Associates. He is a member of the Board of Directors of Sonosite, Inc. and a number of privately-held life science companies. Dr. Schneider received a Ph.D. in chemistry from the University of Wisconsin, Madison.

        Ken Jones has served as a director since May 2001. Mr Jones has been with Globe Wireless since 1994 and was named to his current position, Chairman and CEO, in 1997. Globe Wireless is a leading provider of marine communications services world-wide with operations in 23 countries. Prior to Globe Wireless, Mr. Jones was CEO and Founder of Ditech Communications, a publicly traded telecommunications technology company. Jones' prior experience includes serving as President and CEO of a private label food business and Vice President and CFO of Hills Bros. Coffee, Inc. of San Francisco, CA. Jones currently serves on the board of directors of several companies including Ditech Communications, Inc. and Basic American Foods, Inc. He is a graduate of the University of Nebraska in Chemical Engineering and has an MBA from Harvard University.

Board of Directors Meetings and Committees

        The Board of Directors held a total of seven meetings during the fiscal year ended October 28, 2001. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

        The Audit Committee currently consists of Mr. Halprin, Mr. Dulude and Mr. Jones, each of whom is "independent," as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee held five meetings during fiscal year 2001. The Board of Directors has adopted a written charter for the Audit Committee.

        The Compensation Committee currently consists of Mr. Cramer, Mr. Dulude, and Dr. Schneider. The function of the Compensation Committee is to review and set the compensation of the Company's Chief Executive Officer and certain of its most highly compensated officers, including salary, bonuses and other incentive plans, stock options and other forms of compensation, to administer the Company's stock plans and approve stock option awards and to oversee the career development of senior management. The Compensation Committee held three meetings during fiscal year 2001.

        The Nominating Committee currently consists of Mr. Cramer and Mr. Halprin. The function of the Nominating Committee is to recommend qualified candidates for election as officers and directors of the Company. Shareholders wishing to recommend candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing the candidate's name, biographical data and qualifications. The Nominating Committee held no meetings in fiscal year 2001.

        No incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he served during the fiscal year ended October 28, 2001.

Compensation of Directors

        For the fiscal year ended October 28, 2001, each nonemployee director earned $5,000 per quarter and was reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof.

        Nonemployee directors of the Company are automatically granted options to purchase shares of the Company's Common Stock pursuant to the terms of the Company's 1995 Directors' Stock Option Plan (the "Directors' Plan"). Under the Directors' Plan, each nonemployee director who has not previously been granted an equivalent option under any stock option plan of the Company will be granted a nonstatutory stock option to purchase 20,000 shares of Common Stock (the "First Option") on the date on which the optionee first becomes a nonemployee director of the Company. Thereafter, on the date of each annual meeting of the shareholders, such nonemployee director (including directors who were not eligible for a First Option) will be granted an additional option to purchase 10,000 shares of Common Stock (a "Subsequent Option") if, on such date, he or she shall have served on the Company's Board of Directors for at least six months prior to the date of such annual meeting. The First Option and each Subsequent Option are fully vested and exercisable on the date of grant. Options granted under the Directors' Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant with a term of ten years.

        Messrs. Frank, Halprin, Jones and Dr. Schneider and, subject to their election to the Board of Directors by the shareholders at the Annual Meeting, Messrs. Cramer and Dulude, will each be automatically granted an option to purchase 10,000 shares of Common Stock on the date of the Annual Meeting pursuant to the Directors' Plan. As of January 25, 2002, options to purchase 4,215,502 shares of the Company's Common Stock were outstanding. As of the same date, Messrs. Cramer, Dulude, Frank, Halprin, Jones, and Dr. Schneider, the non-employee directors, had been granted options to purchase 86,520 shares, 69,000 shares, 40,000 shares, 50,000 shares, 20,000 shares and 40,000 shares, respectively, of the Company's Common Stock.

Required Vote

        The three Class II director nominees receiving the highest number of affirmative votes of shares of the Company's capital stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors to audit the financial statements of the Company for the fiscal year ending October 27, 2002, and recommends that the shareholders vote for ratification of this appointment. In the event the shareholders do not ratify such appointment, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the Company's financial statements for the fiscal years ending October 31, 1994 through October 28, 2001. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year were $370,378.

Financial Information Systems Design and Implementation Fees

        The aggregate fees billed by Ernst & Young LLP for professional services relating to operating, or supervising the operation of, the Company's information systems or managing the Company's local area network, or designing or implementing a hardware or software system that aggregates source data underlying the financial statement or generates information significant to the Company's financial statements taken as a whole for fiscal year 2001 were $0.

All Other Fees

        The aggregate fees billed by Ernst & Young LLP for professional services rendered other than as stated under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above were $79,895. The Audit Committee considers the provisions of these services to be compatible with maintaining the independence of Ernst & Young LLP.

Required Vote

        The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors requires the affirmative vote of the holders of a majority of the shares of the Company's capital stock present at the Annual Meeting in person or by proxy and entitled to vote and constituting a majority of the required quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING OCTOBER 27, 2002.

EXECUTIVE OFFICERS OF THE COMPANY

        The following sets forth certain information with regard to executive officers of Landec Corporation. Ages are as of January 4, 2002.

        Gary T. Steele (age 53) has been President and Chief Executive Officer of the Company since 1991 and Chairman of the Board of Directors since January 1996. Mr. Steele has over 20 years of experience in the biotechnology, instrumentation and material science fields. From 1985 to 1991, Mr. Steele was President and Chief Executive Officer of Molecular Devices Corporation, a bioanalytical instrumentation company. From 1981 to 1985, Mr. Steele was Vice President, Product Development and Business Development at Genentech, Inc., a biomedical company focusing on pharmaceutical drug development. Mr. Steele has also worked with McKinsey and Co. and Shell Oil Company.

        David D. Taft, Ph.D. (age 63) has been Chief Operating Officer of the Company since 1993. Dr. Taft also served as a director of the Company from June 1990 through December 1995. From February 1986 to April 1993, Dr. Taft was Vice President and Group Manager of the Manufacturing Group at Raychem Corporation. From July 1983 to January 1986, Dr. Taft was Group Manager of the Telecom Group at Raychem Corporation and was appointed to the position of Vice President in October 1984. Dr. Taft has over 25 years of experience in the specialty chemical industry in research and development, sales and marketing, manufacturing and general management. Prior to joining Raychem Corporation, Dr. Taft was Executive Vice President of the Chemical Products Division and a Director of Henkel Corporation, a chemical manufacturing company. Dr. Taft was also an executive with General Mills Chemicals.

        Thomas F. Crowley (age 57) has been President and Chief Executive Officer of Landec Ag, Inc., a subsidiary of the Company, since November, 1996. From 1991 to 1995, Mr. Crowley was President and Chief Executive Officer of Broadcast Partners, a satellite communications firm serving farmers throughout North America with its FarmDayta information service. Broadcast Partners was a joint venture of Pioneer Hybrid, Farmland Industries and Illinois Farm Bureau and was sold to Data Transmission Network, Inc. in May 1996.

        Nick Tompkins (age 47) has been President and Chief Executive Officer of Apio, Inc., a subsidiary of Landec, since Landec acquired Apio in December 1999. Mr. Tompkins founded Apio in 1980 and has been its only President and Chief Executive Officer. Since 1997, Mr. Tompkins has been the Chairman of the Ag Business Advisory Council for California Polytechnics State University.

        Larry Greene (age 47) has been Vice President of Manufacturing of the Company since 1996. From 1995 to 1996, Mr. Greene served as General Manager of the Company's QuickCast business line. From 1993 to 1995, Mr. Greene served as Vice President of Product Development for Landec, and from 1987 to 1993 he held a variety of product development and commercial development positions for the Company. Prior to joining Landec, Mr. Greene was Manager of the Asia Pacific Region for Zoecon Corporation, a manufacturer of consumer and animal healthcare products, where he was responsible for product development, marketing and technology licensing in Japan, Taiwan, Korea and China.

        Gregory S. Skinner (age 40) has been Chief Financial Officer and Vice President of Finance of the Company since November 1999 and Vice President of Administration since November 2000. From May 1996 to October 1999, Mr. Skinner served as Controller of the Company. From 1994 to 1996, Mr. Skinner was Controller of DNA Plant Technology, and from 1988 to 1994 he was with Litton Electron Devices. Prior to joining Litton Electron Devices, Mr. Skinner was with Litton Industries Inc. and Arthur Anderson & Company.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of the Company's Common Stock as of January 25, 2002 as to (i) each person who is known by the Company to beneficially own more than five percent of any class of the Company's voting stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement, and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned(1)
5% Shareholders, Directors, Named Executive Officers, and Directors and Executive Officers as a Group	Number of Shares of Common Stock		Percent of Total(2)	Number of Shares of Preferred Stock(3)		Percent of Total	Common Stock and Preferred Stock Voting Power Percentage
Chase Capital Partners 380 Madison Avenue, 12th Floor New York, NY 10128	1,341,527	(4)	8.09%	0		*	6.81%
Primecap Management Company 225 South Lake Ave., Ste. 400 Pasadena, CA 91101-3009	1,015,000	(5)	6.12%	0		*	5.16%
Timothy Murphy 4575 West Main Street Guadalupe, CA 93434	833,333		5.02%	0		*	4.23%
Gary T. Steele Chairman of the Board of Directors, Chief Executive Officer and President	577,295	(6)	3.42%	0		*	2.89%
David D. Taft, Ph.D. Chief Operating Officer	363,109	(7)	2.16%	0		*	1.83%
Thomas Crowley President and Chief Executive Officer of Landec Ag, Inc.	57,895	(8)	*	0		*	*
Mr. Nicholas Tompkins Chief Executive Officer of Apio, Inc. and Senior Vice President	1,813,640	(9)	10.30%	0		*	8.76%
Larry Greene Vice President Manufacturing	186,195	(10)	1.11%	0		*	*
Kirby L. Cramer, Director	130,000	(11)	*	0		*	*
Richard Dulude, Director	81,903	(12)	*	0		*	*
Frederick Frank, Director	40,000	(13)	*	1,666,670	(14)	53.85%	8.65%
Stephen E. Halprin, Director	122,004	(15)	*	0		*	*
Kenneth E. Jones, Director	752,492	(16)	4.53%	1,428,570	(17)	46.15%	11.07%
Richard S. Schneider, Ph.D., Director	93,297	(18)	*	0		*	*
All directors and executive officers as a group (12 persons)	4,360,528	(19)	23.25%	3,095,240	(19)	100%	27.58%

*
Less than 1%

(1)
Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of capital stock.

(2)
As of January 25, 2002, 16,592,056 shares of Common Stock were issued and outstanding. Percentages are calculated with respect to a holder of options exercisable prior to March 26, 2002 as if such holder had exercised its options. Option shares held by other holders are not included in the percentage calculation with respect to any other holder.

(3)
As of January 25, 2002, 166,667 shares of Series A Preferred Stock, convertible into 1,666,670 shares of Common Stock and 142,857 shares of Series B Preferred Stock, convertible into 1,428,570 shares of Common Stock, were issued and outstanding.

(4)
This information is based on a Schedule 13F filed with the SEC on September 30, 2001 by Chase Capital Partners.

(5)
This information is based on a Schedule 13F filed with the SEC on September 30, 2001 by Primecap Management Company.

(6)
This number includes 262,925 shares held in trust of which Mr. Steele is a beneficial owner and 4,448 shares owned directly by Mr. Steele. This also includes 309,922 shares subject to outstanding stock options exercisable on or before March 26, 2002.

(7)
This number includes 197,454 shares subject to outstanding stock options exercisable on or before March 26, 2002.

(8)
This number includes 36,562 shares subject to outstanding stock options exercisable on or before March 26, 2002. Excludes 500,000 shares subject to outstanding Landec Ag, Inc. stock options exercisable on or before March 26, 2002.

(9)
This number includes 416,666 shares owned by Kathleen Tompkins, Mr. Tompkins wife. This number also includes 1,020,807 shares subject to outstanding stock options exercisable on or before March 26, 2002. Excludes 497,958 shares subject to outstanding Apio, Inc. stock options exercisable on or before March 26, 2002.

(10)
This number includes 8,000 shares owned by Mr. Greene's daughter. This number also includes 170,110 shares subject to outstanding stock options exercisable on or before March 26, 2002.

(11)
This number includes 86,520 shares subject to outstanding stock options exercisable on or before March 26, 2002.

(12)
This number includes 69,000 shares subject to outstanding stock options exercisable on or before March 26, 2002.

(13)
This number includes 40,000 shares subject to outstanding stock options exercisable on or before March 26, 2002. This number does not include 166,667 shares of Series A Preferred Stock that are convertible into 1,666,670 shares of Common Stock.

(14)
This number consists of 166,667 shares of Series A Preferred Stock that are convertible into 1,666,670 shares of Common Stock.

(15)
This number includes 20,033 shares owned by OSCCO III, L.P. of which Mr. Halprin is a general partner. Includes 51,971 shares held in a trust of which Mr. Halprin is a beneficial owner. Also includes 50,000 shares subject to outstanding stock options exercisable on or before March 26, 2002. Mr. Halprin disclaims beneficial ownership in the shares owned by OSCCO III, L.P. except to the extent of his pecuniary interest therein.

(16)
This number includes 206,000 shares owned by Western General Corp., of which Mr. Jones is president and a director. This number also includes 526,492 owned by Seahawk Investment Trust of which Mr. Jones is a trustee. This also includes 20,000 shares subject to a stock option exercisable on or before March 26, 2002.

(17)
This number consists of 142,857 shares of Series B Preferred Stock owned by Seahawk Investment Trust of which Mr. Jones is a trustee, that are convertible into 1,428,570 shares of common stock.

(18)
This number also includes 12,903 shares held in a trust of which Dr. Schneider is a beneficial owner and 40,394 shares owned directly by Dr. Schneider. This also includes 40,000 shares subject to outstanding stock options exercisable on or before March 26, 2002.

(19)
This number includes an aggregate of 2,164,019 shares held by officers and directors which are subject to outstanding stock options exercisable on or before March 26, 2002, 206,000 shares owned by Western General Corp (of which Mr. Jones is president and a director) and 526,492 shares owned by Seahawk Investment Trust, (of which Mr. Jones is a trustee) and 20,033 shares owned by OSCCO III, L.P. of which Mr. Halprin is a general partner. This number also includes 166,667 shares of Series A Preferred Stock owned by Mr. Frank that are convertible into 1,666,670 shares of Common Stock and 142,857 shares of Series B Preferred Stock owned by Seahawk Investment Trust (of which Mr. Jones is a trustee) that are convertible into 1,428,570 shares of common stock.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

        The Company's executive compensation policies are determined by the Compensation Committee (the "Committee") of the Board of Directors. The Committee is comprised of three non-employee directors.

        The objective of the Company's executive compensation program is to align executive compensation with the Company's business objectives and performance, and to enable the Company to attract, retain and reward executives who contribute to the long-term business success of the Company. The Company's executive compensation program is based on the same four basic principles that guide compensation decisions for all employees of the Company:

  •
  The Company compensates for demonstrated and sustained performance.

  •
  The Company compensates competitively.

  •
  The Company strives for equity and fairness in the administration of compensation.

  •
  The Company believes that each employee should understand how his or her compensation is determined.

        The Company believes in compensating its executives for demonstrated and sustained levels of performance in their individual jobs. The achievement of higher levels of performance and contribution are rewarded by higher levels of compensation. In order to ensure that it compensates its executives competitively, the Company regularly compares its compensation practices to those of other companies of comparable size within similar industries. Through the use of independent compensation surveys and analysis, employee compensation training, and periodic pay reviews, the Company strives to ensure that compensation is administered equitably and fairly and that a balance is maintained between how executives are paid relative to other employees and relative to executives with similar responsibilities in comparable companies.

        The Committee meets at least twice annually. Additionally, the Committee may hold special meetings to approve the compensation program of a newly hired executive or an executive whose scope of responsibility has significantly changed. Each year, the Committee meets with the Chief Executive Officer ("CEO") regarding executive compensation projections for the next three years and proposals for executive compensation for the next operating year. Compensation plans are based on compensation surveys and assessments as to the demonstrated and sustained performance of the individual executives. The Committee then independently reviews the performance of the CEO and the Company, and develops the annual compensation plan for the CEO based on competitive compensation data and the Committee's evaluation of the CEO's demonstrated and sustained performance and its expectation as to his future contributions in leading the Company. At a subsequent meeting of the full Board of Directors, the Committee presents for adoption its findings on the compensation of each individual executive.

Compensation of Executive Officers

        During the fiscal year that ended on October 28, 2001, the Company's executive compensation program was comprised of the following key components: base salary, annual bonus, and equity-based incentives.

  Base Salary.

        The Compensation Committee annually reviews the salaries of the Company's executives. When setting base salary levels, in a manner consistent with the objectives outlined above, the Committee considers competitive market conditions for executive compensation, Company performance and individual performance.

  Annual Bonus.

        There were no executive bonus payments for fiscal year 2001.

  Equity-Based Incentives.

        Stock options are an important component of the total compensation of executives. The Company believes that stock options align the interests of each executive with those of the shareholders. They also provide executives a significant, long-term interest in the Company's success and help retain key executives in a competitive market for executive talent.

        The Company's 1996 Stock Option Plan authorizes the Committee to grant stock options to executives. The number of shares owned by, or subject to options held by, each executive officer is periodically reviewed and additional awards are considered based on past performance of the executive and the relative holdings of other executives in the Company and at other companies in the comparable industry. The option grants generally utilize four-year vesting periods to encourage executives to continue contributing to the Company, and they expire ten years from the date of grant.

  Compensation of the Chief Executive Officer.

        The Company's CEO's compensation plan includes the same elements and performance measures as the plans of the Company's other executive officers. The Compensation Committee evaluates the performance of the Company's CEO, sets his base compensation and determines bonuses and awards stock or option grants, if any.

        Mr. Steele's salary for fiscal year 2001 and 2000 was $324,231 and $304,648, respectively. He received a bonus of $120,000 for fiscal year 2000. The 2000 bonus reflects Mr. Steele's performance against pre-determined goals and objectives for fiscal year 2000 as well as his role in the attainment of the Company's overall objectives.

  Deductibility of Executive Compensation.

        The Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million, the Committee believes that this section will not affect the tax deductions available to the Company. It will be the Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

Compensation Committee

/S/ KIRBY L. CRAMER KIRBY L. CRAMER	/S/ RICHARD DULUDE RICHARD DULUDE	/S/ RICHARD S. SCHNEIDER, PH.D. RICHARD S. SCHNEIDER, PH.D.

        This report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference, and will not otherwise be deemed to be soliciting materials or to be filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal year 2001, Mr. Cramer, Mr. Dulude and Dr. Schneider served as members of the Compensation Committee. The Company has a consulting agreement with Mr. Dulude pursuant to which he earned $1,000 in 2001 and will continue to earn $1,000 per year until terminated.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the four other highest-paid executive officers whose salary and bonus for the fiscal year ended on October 28, 2001 were in excess of $100,000 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company for that fiscal year, as well as the compensation earned by each such individual for the Company's two preceding fiscal years.

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Options		All Other Compensation ($)(3)
Gary T. Steele Chief Executive Officer, President and Chairman of the Board	2001 2000 1999	324,231 304,648 304,648	0 120,000 120,000	240,000 40,000 0	(6)	0 0 1,908
David D. Taft Chief Operating Officer	2001 2000 1999	249,692 238,077 230,000	0 48,200 23,000	53,738 0 50,000		0 0 0
Thomas Crowley President and Chief Executive Officer of Landec Ag, Inc.(4)	2001 2000 1999	190,000 188,077 180,000	0 0 0	0 0 15,000		0 0 0
Nicholas Tompkins President and Chief Executive Officer of Apio, Inc.(5)	2001 2000	200,000 189,053	0 0	125,000 2,850,000	(7)	0 0
Larry Greene Vice President, Manufacturing	2001 2000 1999	168,734 158,490 145,000	0 16,200 0	0 25,000 40,000		0 0 0

(1)
Includes amounts deferred under the Company's 401(k) plan.

(2)
Includes bonuses earned in the indicated year and paid in the subsequent year. Excludes bonuses paid in the indicated year but earned in the preceding year.

(3)
Comprised of premiums paid by the Company under the Company's group term life insurance policy. For Mr. Steele, also includes premiums paid by the Company under the Company's disability insurance policy.

(4)
Landec Ag, Inc. is a subsidiary of Landec.

(5)
Apio, Inc. is a subsidiary of Landec.

(6)
In September 2001, Mr. Steele agreed to cancel an option to purchase 200,000 shares of Landec Common Stock in exchange for $60,000, the value of which was determined by an independent appraisal, in deferred compensation which must be paid by the Company upon request anytime after January 1, 2002.

(7)
Consists of options to purchase 850,000 shares of Landec Common Stock and options to purchase 2,000,000 shares of Apio Inc. common stock.

STOCK OPTION GRANTS IN FISCAL YEAR 2001

        The following table sets forth information for the Named Executive Officers with respect to grants of options to purchase Common Stock of the Company made in the fiscal year ended October 28, 2001.

	Individual Grants
								Grant Date Value
	Number of Securities Underlying Options/SARs Granted		% of Total Options/SARs Granted to Employees in Fiscal Year*
Name					Exercise or Base Price ($/Sh)		Expiration Date	Grant Date Present Value ($)(1)
Gary T. Steele	40,000(2 200,000(3	) )	7.2 36	% %	$ $	3.375 3.375	12/6/2010 12/6/2010	135,000 675,000
David D. Taft	0		0			n/a	n/a	0
Thomas Crowley	0		0			n/a	n/a	0
Nicholas Tompkins	125,000(4)		22.5%			$3.40	10/18/2011	261,888
Larry Greene	0		0			n/a	n/a	0

*
Total number of shares subject to options granted by the Company to employees for the fiscal year ended October 28, 2001 was 554,300 shares.

(1)
The Company uses a Black-Scholes model of option valuation to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations for the Named Executive Officers are based on a 7 year expected option life which reflects the Company's experience that its options, on average, are exercised within 7 years of grant. Other assumptions used for the valuations are: interest rate (risk-free rate of return) of 4.90%; annual dividend yield of 0%; and volatility of 80%. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall market conditions and the timing of option exercises, if any.

(2)
Granted pursuant to the 1996 Stock Option Plan. The shares subject to the option have an exercise price equal to the fair market value of Landec's Common Stock on the date of grant and vest in 2.08% increments monthly commencing 30 days from the date of the grant, becoming fully vested on the fourth anniversary of the date of the grant.

(3)
Granted pursuant to the 1996 Stock Option Plan. The shares subject to the option vest in full on December 5, 2006. The vesting of the shares will accelerate if any or all of the following conditions are met: (a) 50,000 shares will vest when the average stock price exceeds $8 per share for 10 consecutive trading days; (b) 50,000 shares will vest when the average stock price exceeds $10 per share for 10 consecutive trading days; (c) 50,000 shares will vest when the average stock price exceeds $15 per share for 10 consecutive trading days; and (d) 50,000 shares will vest when the average stock price exceeds $20 per share for 10 consecutive trading days.

(4)
Granted pursuant to the 1996 Non-Executive Stock Option Plan. The shares subject to the option have an exercise price equal to the fair market value of Landec's Common Stock on the date of grant and vest in 4.17% increments monthly commencing 30 days from the date of the grant, becoming fully vested on the second anniversary of the date of the grant.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001
AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth information for the executive officers named in the Summary Compensation Table with respect to stock options held by each of them as of October 28, 2001.

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-end (Exercisable/Unexercisable)(1)	Value of Unexercised In-The-Money Options at Fiscal Year-end (Exercisable/Unexercisable)(2)
Gary T. Steele	143,478	$466,854	247,837/534,336	$142,807/$121,625
David D. Taft	142,608	$475,719	186,203/22,710	$34,226/0
Thomas Crowley	0	$0	33,958/6,042	$0/$0
Nicholas Tompkins	0	$0	892,415/82,585	$57,292/$5,209
Larry Greene	0	$0	160,630/29,585	$105,540/$0

(1)
No stock appreciation rights (SARs) were outstanding during fiscal year 2001.

(2)
Based on the closing price of the Company's Common Stock as reported on the NASDAQ National Market System on October 26, 2001 of $3.90 per share minus the exercise price of the in-the-money options.

AUDIT COMMITTEE REPORT

        This report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference, and will not otherwise be deemed to be soliciting materials or to be filed under such Acts.

        Composition.    The Audit Committee of the Board of Directors consists of the three directors whose signatures appear below and operates under a written charter adopted by the Board of Directors. Each member of the Audit Committee is "independent" as defined by the National Association of Securities Dealers' listing standards.

        Responsibilities.    The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Company's independent auditors. Management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to oversee these processes and the Company's internal controls. The Audit Committee members are not acting as professional accountants or auditors, and their functions are not to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are "independent" under applicable rules.

        Review with Management and Independent Auditors.    The Audit Committee held five meetings during fiscal year 2001. The Audit Committee met and held discussions with management and representatives of the Company's independent auditors, Ernst & Young LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee met with the Company's independent auditors, with and without management present, to discuss the overall scope and plans for their audit, the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees, including the independent auditors' judgment as to the quality of the Company's accounting principles.

        In addition, the Company's independent auditors provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent auditors their independence from management and the Company.

        Summary.    Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended October 28, 2001, as filed with the Securities and Exchange Commission.

        Audit Committee:

    Stephen E. Halprin
    Richard Dulude
    Kenneth E. Jones

PERFORMANCE GRAPH

        The following graph summarizes cumulative total shareholder return data (assuming reinvestment of dividends) for the five preceding fiscal years of the Company. The graph assumes that $100 was invested on October 31, 1996 in each of the Common Stock of Landec Corporation, the Standard & Poor's 500 Stock Index and the NASDAQ Industrial Index. The stock price performance on the following graph is not necessarily indicative of future stock price performance. This graph will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference, and will not otherwise be deemed to be soliciting materials or to be filed under such Acts.

EMPLOYMENT CONTRACTS, CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS

        On October 25, 2001, the Company sold 142,857 shares of Series B Preferred Stock (representing 1,428,570 shares of Common Stock on an as-converted basis) to the Seahawk Ranch Irrevocable Trust at a price of $35.00 per share for $5,000,000. Mr. Ken Jones is a trustee of the Seahawk Ranch Irrevocable Trust.

        In connection with the purchase of Apio, Inc., and certain related entities (the "Apio Acquisition") the Company entered into an employment agreement with Mr. Nicholas Tompkins for a term of five (5) years at an annual salary of $200,000. Under the employment agreement, Mr. Tompkins was and will be employed as a Senior Vice President of the Company and Chief Executive Officer of Apio, Inc. Also, in the case of his involuntary termination other than for cause or his resignation for good reason, his salary will continue to be paid until December 2004. Pursuant to the employment agreement, Mr. Tompkins was issued options to purchase up to 850,000 shares of Common Stock of the Company, and an option to purchase up to 2,000,000 shares of common stock of Apio, Inc., a wholly-owned subsidiary of the Company. In addition, in connection with the Apio Acquisition, Mr. Tompkins was eligible to receive up to $10 million of earn-out payments if Apio exceeded certain earning targets in fiscal years 2000 and 2001. Of such amount, Mr. Tompkins earned $4.1 million in fiscal year 2000 and $579,000 in fiscal year 2001, which amounts are payable in fiscal years 2003 and 2002 respectively.

        In connection with the Apio Acquisition, the Company entered into an employment agreement with Mr. Timothy Murphy, a holder of more than five percent of the Company's Common Stock. The term of the employment agreement was one year ending December 2000 and provided for an annual salary of $100,000. In addition, in connection with the Apio Acquisition, Mr. Murphy received a payment of $212,000 in January 2001, and will receive deferred payments totaling $1,035,500 over the next four years.

        In September 1997, in connection with the merger of Landec's subsidiary, Landec Ag, Inc., with Fielder's Choice Direct, Landec entered into an employment agreement with Michael Williams, President of the Fielder's Choice, for a term of two years, which agreement expired by its terms. Mr. Williams continued his employment with Landec Ag at an annual salary of $160,000 until October 31, 2000, at which time, he and the Company entered into a Consulting Agreement providing for payment of annual consulting fees of $15,000 during the first year, with consulting fees in subsequent years to be mutually agreed. In connection with the merger, Mr. Williams is also receiving earn-out payments from Landec Ag based on certain sales targets. The earn-out payments are payable annually each July and will not exceed $2.4 million in the aggregate. As of October 28, 2001, Mr. Williams had received earn-out payments totaling $1.6 million.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of more than ten percent of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 28, 2001 all Section 16(a) filing requirements applicable to the Company's officers, directors and holders of more than ten percent of the Company's Common Stock were complied with, except that Mr. Greene, Mr. Tompkins and Mr. Jones were each late in filing their Form 4's.

OTHER MATTERS

        The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

        It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      GEOFFREY P. LEONARD
                      SECRETARY

PROXY PROXY

2002 ANNUAL MEETING OF SHAREHOLDERS

    The undersigned shareholder of Landec Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated February 25, 2002, and hereby appoints Gary T. Steele and Gregory S. Skinner, and each of them, with full power of substitution, as proxies and attorneys-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Landec Corporation to be held on March 28, 2002, at 4:30 p.m. local time, at the Sheraton Hotel, 625 El Camino Real, Palo Alto, California, 94301, and at any adjournment or postponement thereof, and to vote all shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) FOR the Election of Directors in the manner described in the Proxy Statement, and (2) FOR the proposal to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 27, 2002.

/x/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). The Board of Directors unanimously recommends a vote FOR all nominees for directors and proposal 2.

1.Election of Directors

FOR all Nominees: Gary T. Steele, Kirby L. Cramer, Richard Dulude

/ /FOR / /AGAINST / /ABSTAIN

For all nominees except as noted:
(INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE

2.To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending October 27, 2002

/ /FOR / /AGAINST

and in their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment hereof.

                                (Signature of Shareholder)

                                (Date)

                                (Signature of Shareholder)

                                (Date)

                                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 28, 2002
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 28, 2002
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS IN FISCAL YEAR 2001
AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001 AND FISCAL YEAR-END OPTION VALUES
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
EMPLOYMENT CONTRACTS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS